Investor and Media Contact:
Evan Smith, CFA
Telephone: 1-866-QUADRA4

E-mail: ir@quadrarealty.com

Quadra Realty Trust Announces Forbearance Agreement with Wachovia

- Termination of Go-Shop Period Under Merger Agreement with No Competing Offers -

NEW YORK, New York, February 28, 2007- Quadra Realty Trust, Inc. (NYSE: QRR) announced today that it has entered into a Forbearance Agreement with Wachovia Bank, National Association ("Wachovia") pursuant to which Wachovia has agreed currently to take no action with respect to Quadra's default under its Master Repurchase Agreement (the "Repurchase Agreement") and ISDA Master Agreement and underlying interest rate swap agreements (the "Swap Agreements") with Wachovia. Quadra previously announced that its execution of the Agreement and Plan of Merger dated January 28, 2008 (the "Merger Agreement") between Quadra, HRECC Sub Inc. ("Merger Sub") and Hypo Real Estate Capital Corporation ("HRECC") constituted an event of default under the Repurchase Agreement and the Swap Agreements.

The Forbearance Agreement is effective as of February 14, 2008, the date on which Wachovia provided Quadra with notice of default under the Repurchase Agreement and the Swap Agreements. The Forbearance Agreement terminates upon the earliest to occur of: (1) April 14, 2008, (2) Quadra entering into a merger or other change-of-control agreement with a party other than HRECC or its affiliates, (3) termination of the Merger Agreement or failure of the tender offer by Merger Sub pursuant to the Merger Agreement, or (4) any breach or further default under the Repurchase Agreement and the Swap Agreements or breach of the Forbearance Agreement. Upon the occurrence of any of the termination events described above, Quadra will be obligated to repay to Wachovia all amounts owed under the Repurchase Agreement, including approximately $360 million of amounts advanced by Wachovia to Quadra, as well as pay any amounts owed to Wachovia under the Swap Agreements with a total notional balance of approximately $54 million. At the time of termination of the Forbearance Agreement, Wachovia will have no further obligations to Quadra and its subsidiaries, including the funding of additional advances. Wachovia has agreed to waive any default interest that accrued prior to the date of the Forbearance Agreement under the Repurchase Agreement and the Swap Agreements as a result of the existing events of default.

Quadra also announced today that the "go-shop" period under the Merger Agreement has expired and that no competing offers to acquire Quadra have been received. Under the go-shop provision in the Merger Agreement, Quadra was permitted to solicit competing offers for a period of 30 days following the date of the Agreement. With the expiration of the go-shop period, Quadra is no longer permitted to solicit or otherwise encourage offers to acquire Quadra. On February 13, 2008, Merger Sub and HRECC commenced a tender offer, which is still pending, to purchase all shares of Quadra's common stock not already owned by HRECC. The tender offer expires at 12:00 midnight, New York City time, on March 12, 2008, unless extended by Merger Sub.

About Quadra Realty Trust, Inc.

Quadra Realty Trust, Inc. is a commercial real estate finance company headquartered in New York, and was formed primarily to invest in commercial mortgage investments and related products. Quadra invests in a diversified portfolio of commercial mortgage investments and related projects and is externally managed by HRECC. A substantial portion of the loans in Quadra's portfolio was syndicated by HRECC and HRECC continues to maintain a significant interest in these assets on its balance sheet. Quadra's portfolio is comprised of participations in loans that are backed by real estate assets located primarily in coastal US markets, as well as premier inland markets, including Phoenix, AZ and Las Vegas, NV. Quadra's portfolio is diversified across property sectors: condominium, multifamily, retail, hotel, office, and other. All of the investment assets in the Quadra portfolio are performing loans. Quadra's portfolio does not contain any CDOs or structured finance securities. For more information about Quadra, please visit its website at www.quadrarealty.com.

Forward Looking Information

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business prospects and anticipated investment performance. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from our anticipated results and financial condition indicated in these forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this press release. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the Forbearance Agreement, (2) the lack of financing in the event the Merger Agreement and/or Forbearance Agreement are terminated, (3) the outcome of any legal proceedings that may be instituted against us or others following in connection with the Merger Agreement, (4) the inability of HRECC or Merger Sub to complete the tender offer or complete the merger due to the failure to satisfy other conditions required to complete the tender offer and the merger, (5) risks that the proposed transaction disrupts current plans and operations as a result of the tender offer and the merger, (6) the inability to recognize the benefits of the merger, and (7) the costs, fees and expenses related to the tender offer and the merger. Additional information regarding risk factors and uncertainties affecting Quadra is detailed from time to time in Quadra's filings with the SEC, including, but not limited to, Quadra's most recent Quarterly Report on Form 10-Q, available for viewing on Quadra's website at www.quadrarealty.com. (To access this information on Quadra's website, please click on "Investor Relations", "SEC Filings"). You should not place undue reliance on any forward-looking statements contained in this press release. We can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Additional Information and Where to Find it

This press release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of Quadra common stock. The solicitation and the offer to purchase shares of Quadra common stock are being made pursuant to the tender offer statement on Schedule TO (including an offer to purchase, a letter of transmittal and related materials) that Merger Sub filed with the SEC on February 13, 2008. Also on February 13, 2008 Quadra filed with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Investors and Quadra stockholders are urged to read both the tender offer statement (and related materials), as it may be amended from time to time, and the solicitation/recommendation statement, as it may be amended from time to time, because they contain important information. Quadra stockholders may obtain a free copy of these statements and other documents filed by Merger Sub, Quadra and their affiliates with the SEC at the website maintained by the SEC at www.sec.gov.

In addition, the tender offer statement and related materials may be obtained for free by calling Georgeson Inc., the information agent for the offer, toll-free at +1 (866) 873-6981 (for stockholders) or collect at +1 (212) 440-9800 (for banks and brokers). The solicitation/recommendation statement and related materials may be obtained for free by directing such requests to Quadra (Investor Relations) at +1 (866) QUADRA4, ir@quadrarealty.com.